UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TRANSDIGM GROUP INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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TRANSDIGM GROUP INCORPORATED
1301 EAST NINTH STREET, SUITE 3000
CLEVELAND, OHIO 44114

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JUNE 29, 2020

Dear Fellow Stockholder:

On or about May 18, 2020, TransDigm Group Incorporated (the “Company”) made available or mailed to stockholders our Notice of Annual Meeting of Stockholders, Proxy Statement, dated May 18, 2020 (the “Proxy Statement”), and proxy card that describe the matters to be voted upon at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held on Monday, June 29, 2020 at 9:00 a.m., Eastern Time. This supplement (this “Supplement”) updates the Proxy Statement and the proxy card to revise the list of nominees for election to the Company’s Board of Directors (“Board”) and certain other information in the Proxy Statement and should be read in conjunction with the Proxy Statement.

Except as set forth below, this Supplement does not change the proposals to be acted on at the 2020 Annual Meeting or our Board’s recommendations with respect to the proposals, which are described in the Proxy Statement. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares using one of the methods described in the Proxy Statement.
Withdrawal of Nominee for Election as Director
Effective June 12, 2020, William Dries, a member of the Board of Directors (the “Board”) of TransDigm Group Incorporated (the “Company”), resigned from the Board and as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Dries stated that he is resigning from the Board for health reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
As a result of his resignation, Mr. Dries’ name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. Following Mr. Dries’ resignation, the Board reduced the number of members of the Board by one, to eleven directors, and at the Annual Meeting, eleven rather than twelve directors will be nominated for election to the Board. The individuals named under “Proposal 1: Election of Directors” beginning on page 3 of the Proxy Statement, other than Mr. Dries, remain our Board’s nominees for election as directors to serve for a one-year term and until his or her successor is duly elected and qualified. Our Board recommends a vote FOR each of those nominees for election as directors.

Voting; Revocability of Proxies
If you have already submitted a proxy to vote your shares, either by returning a completed Proxy Card or voting instruction form or by Internet or telephone voting, you do not need to re-submit your proxy unless you wish to change your vote. Proxy votes already returned by Stockholders will remain valid and will be voted at the Annual Meeting unless revoked, except that votes will not be cast for Mr. Dries.
If you have not yet voted your shares, please do so as soon as possible. You may vote by following the instructions for voting as described in the 2020 Proxy Statement. If you have submitted your proxy, you may change or revoke your vote before it is voted at the 2020 Annual Meeting by following the instructions as described in the 2020 Proxy Statement.
Other Matters
None of the other agenda items presented in the 2020 Proxy Statement are affected by this Supplement, and you should carefully review the 2020 Proxy Statement prior to voting your shares. As of the date of this Supplement, the Board knows of no other matters which are likely to come before the Annual Meeting other than those presented in the 2020 Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, the designated proxy holders intend to vote the shares represented by the proxies appointing them on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.
By order of the Board of Directors,

Halle Fine Terrion
Secretary
June 15, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 29, 2020.
The Proxy Statement and Proxy Card are available at
http://www.transdigm.com/investor-relations/annual-proxy/